Exhibit 10.2

Execution Version

March 18, 2015

CONTINUING GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of any credit and/or financial accommodation heretofore or hereafter from time to time made or granted to Patterson-UTI Energy, Inc. (“Borrower”) or any other Loan Party under that certain Term Loan Agreement dated as of March 18, 2015, by and between Borrower, the financial institutions party thereto (collectively, the “Lenders”), and Wells Fargo Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (the “Loan Agreement”), each of the Persons now or hereafter signatories hereto (each a “Guarantor,” and, collectively, the “Guarantors”) hereby furnishes in favor of Administrative Agent and the Lenders (each a “Guaranteed Party” and collectively, the “Guaranteed Parties”) its joint and several guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

1. Reference to Loan Agreement. Each Guarantor covenants and agrees that certain representations, warranties and covenants set forth in the Loan Agreement are applicable to Guarantors, and it (i) reaffirms that each such representation and warranty is true and correct in every material respect with respect to such Guarantor to the extent that such representation and warranty refers to such Guarantor, and (ii) agrees to comply with all of the covenants related to it, contained in the Loan Agreement. Each Guarantor agrees that if the Loan Agreement shall cease to remain in effect for any reason whatsoever during any period and any part of the Guaranteed Obligations (as hereinafter defined) remain unpaid, then the terms, covenants, and agreements thereof which are applicable to it shall nevertheless continue in full force and effect as obligations of such Guarantor under this Guaranty. Each Guarantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take or refrain from taking such action, as the case may be. All capitalized terms used but not defined herein shall have the meaning assigned to such term in the Loan Agreement.

2. Guaranty. (a) Each Guarantor hereby, jointly and severally, absolutely and unconditionally guarantees, as a guarantee of payment and not as a guarantee of collection, the prompt payment in full in Dollars when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of any Loan Party arising under any Loan Document or otherwise with respect to any Loan, including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (collectively, the “Guaranteed Obligations”).

(b) The books and records of the Guaranteed Parties showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations, absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any

Execution Version

instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty.

(c) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event a payment shall be made on any date under this Guaranty by any Guarantor (the “Funding Guarantor”), each other Guarantor (each a “Contributing Guarantor”) shall indemnify the Funding Guarantor in an amount equal to the amount of such payment, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor as of such date and the denominator of which shall be the aggregate net worth of all the Contributing Guarantors together with the net worth of the Funding Guarantor as of such date. Any Contributing Guarantor making any payment to a Funding Guarantor pursuant to this Section 2(c) shall be subrogated to the rights of such Funding Guarantor to the extent of such payment.

(d) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors (collectively, the “Fraudulent Transfer Laws”), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case:

(i) after giving effect to all liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding:

(A) any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder;

(B) any liabilities of such Guarantor under this Guaranty; and

(C) any liabilities of such Guarantor under each of its other guaranties of and joint and several co-borrowings of Debt, in each case entered into on the date this Guaranty becomes effective, which contain a limitation as to maximum amount substantially similar to that set forth in this Section 2(d) (each such other guaranty and joint and several co-borrowing entered into on the date this Guaranty becomes effective, a “Competing Guaranty”) to the extent such Guarantor’s liabilities under such Competing Guaranty exceed an amount equal to (1) the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(d)), multiplied

Execution Version

by (2) a fraction (i) the numerator of which is the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(d)), and (ii) the denominator of which is the sum of (x) the aggregate principal amount of the obligations of such Guarantor under all other Competing Guaranties (notwithstanding the operation of those limitations contained in such other Competing Guaranties that are substantially similar to this Section 2(d)), (y) the aggregate principal amount of the obligations of such Guarantor under this Guaranty (notwithstanding the operation of this Section 2(d)), and (z) the aggregate principal amount of the obligations of such Guarantor under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(d)); and

(ii) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under Section 2(c)).

3. No Setoff or Deductions; Taxes. Each Guarantor represents and warrants that it is an entity formed or incorporated, as the case may be, under the laws of one or more states of the United States of America. All payments by the Guarantors hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever for any and all Indemnified Taxes or Other Taxes. If any Guarantor must make a payment under this Guaranty, such Guarantor agrees that it will make the payment from one of its U.S. resident offices to Administrative Agent, on behalf of the Guaranteed Parties. If notwithstanding the foregoing, any Guarantor makes a payment to a Guaranteed Party under this Guaranty to which Guarantor shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, such Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that the applicable Guaranteed Party receives the sum it would have received had no such deduction or withholding been made and shall also pay to such Guaranteed Party, within 30 days after demand therefor, all additional amounts which such Guaranteed Party specifies as necessary to preserve the after-tax yield would have received if such taxes had not been imposed. Such Guarantor shall promptly provide such Guaranteed Party with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

4. No Termination. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until (i) all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full, the Commitments of the Lenders under the Loan Agreement are terminated, or (ii) with respect to a Guarantor, such Guarantor is released from its obligations under this Guaranty by an instrument in writing signed by the Administrative Agent pursuant to the Loan Agreement (such Guarantor referenced in this clause (ii) is herein referred to as a “Released Guarantor”.

Execution Version

5. Waiver of Notices. Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which such Guarantor might otherwise be entitled.

6. Subrogation. No Guarantor shall exercise any right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and the commitments of the Lenders under the Loan Agreement are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to Administrative Agent, on behalf of the Guaranteed Parties, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7. Waiver of Suretyship Defenses. Each Guarantor agrees that the Guaranteed Parties may, at any time and from time to time, and without notice to the Guarantors, make any agreement with Borrower or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of the Guarantors under this Guaranty. Each Guarantor waives any defense arising by reason of any disability or other defense of Borrower or any other guarantor (including any other Guarantor hereunder), or the cessation from any cause whatsoever of the liability of Borrower or any other Loan Party, or any claim that such Guarantor’s obligations exceed or are more burdensome than those of Borrower or any other Loan Party and waives the benefit of any statute of limitations affecting the liability of such Guarantor hereunder. Each Guarantor waives any right to enforce any remedy which any Guaranteed Party now has or may hereafter have against Borrower or any other Loan Party and waives any benefit of and any right to participate in any security now or hereafter held by the Guaranteed Parties. Further, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

8. Exhaustion of Other Remedies Not Required. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. Each Guarantor waives diligence by the Guaranteed Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring the Guaranteed Parties to exhaust any right or remedy or to take any action against Borrower, any other guarantor (including any other Guarantor hereunder), or any other person, entity or property before enforcing this Guaranty against such Guarantor, including, but not limited to, the benefits of Chapter 34 of the Texas Business and Commerce Code, §17.001 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure, or any similar statute.

Execution Version

9. Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not the Guaranteed Parties have in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction, in each case, however, other than a Released Guarantor.

10. Subordination. Each Guarantor hereby subordinates, to the extent herein provided and except as otherwise set forth below in this Section 10, all obligations and indebtedness of any Loan Party owing to such Guarantor, whether now existing or hereafter arising (the “Subordinated Obligations”), to the indefeasible payment in full of all Guaranteed Obligations. As long as no Event of Default has occurred and is continuing, this Guaranty shall not limit any Guarantor’s right to receive payment from any Loan Party on account of any Subordinated Obligations. Upon the occurrence and during the continuation of an Event of Default, the Guarantor agrees not to accept any payment for any Subordinated Obligations. In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to a Loan Party, its creditors as such or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of a Loan Party, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by a Loan Party for the benefit of creditors, or (iv) any other marshalling of the assets of a Loan Party, the Guaranteed Obligations (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by or on behalf of or from the estate of such Loan Party to any holder of Subordinated Obligations. If a Guarantor receives any payment of any Subordinated Obligations in violation of the terms of this Section, such Guarantor shall hold that payment in trust for Administrative Agent and Lenders and promptly turn it over to Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Obligations.

11. Information. Each Guarantor agrees to furnish promptly to Administrative Agent such information of the type described in Section 6.02(h) of the Loan Agreement.

12. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by the Guarantors, jointly and severally, immediately upon demand by the Guaranteed Parties.

13. Expenses. Each Guarantor shall pay, jointly and severally, on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of any Guaranteed Party’s rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of any Guaranteed Party in any case commenced by or

Execution Version

against any Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. The obligations of each Guarantor under the preceding sentence shall survive termination of this Guaranty.

14. Application of Payments. Any payment received by any Guaranteed Party from any Guarantor (or from any Lender pursuant to Paragraph 19 below), shall be remitted to and applied by Administrative Agent in accordance with Section 8.03 of the Loan Agreement.

15. Amendments. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed, in the case of amendments, by the Guarantor(s) affected thereby and by Administrative Agent, and, in the case of consents or waivers, by Administrative Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given. Notwithstanding the foregoing, no Guarantor shall be released from this Guaranty except by a writing signed by the Administrative Agent as permitted by Section 9.10 or Section 10.01 of the Loan Agreement.

16. No Waiver; Enforceability. No failure by the Guaranteed Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

17. Assignment; Governing Laws; Jurisdiction. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that such Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent and the Lenders (and any attempted assignment without such consent shall be void), (b) inure to the benefit of the Guaranteed Parties and their successors and permitted assigns and each Lender may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part, and (c) be governed by the internal laws of the State of New York; provided that the Administrative Agent and each Lender shall retain all rights arising under applicable federal law.

Each Guarantor hereby irrevocably (i) submits to the non exclusive jurisdiction of any State court sitting in New York City, any United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by applicable law any defense asserting an inconvenient forum in connection therewith. Service of process by the Guaranteed Parties in connection with such action or proceeding shall be binding on each Guarantor if sent to such Guarantor by registered or certified mail at its address specified below. Subject to such Lender’s compliance with Section 10.07 of the Loan Agreement, each Guarantor agrees that each Lender may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in such Lender’s possession concerning such Guarantor, this Guaranty and any security for this Guaranty.

Execution Version

18. Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning the financial condition, business and operations of Borrower as such Guarantor requires, and that the Guaranteed Parties have no duty, and such Guarantor is not relying on the Guaranteed Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of Borrower.

19. Setoff. Each Guarantor agrees to the provisions of Section 10.08 of the Loan Agreement.

20. Further Assurances. Each Guarantor agrees that at any time and from time to time, at the expense of such Guarantor, to promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Administrative Agent may reasonably request, to enable Administrative Agent to protect and to exercise and enforce the rights and remedies of the Guaranteed Parties hereunder.

21. Addition of Guarantors. The initial Guarantors hereunder shall be each of the Subsidiaries of Borrower that are signatories hereto and that are listed on Schedule 1 attached hereto. From time to time subsequent to the time hereof, additional Subsidiaries of Borrower may become parties hereto as additional Guarantors (each an “Additional Guarantor”) by executing a counterpart of this Guaranty Agreement in the form of Exhibit A attached hereto and delivery to the Administrative Agent of all items required pursuant to Section 6.12(b) of the Loan Agreement. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by Administrative Agent not to cause any Subsidiary of Borrower to become an Additional Guarantor hereunder.

22. Notices. All notices, requests and other communications provided for hereunder shall be in writing and given to Administrative Agent or any Guarantor as provided in Section 10.02 of the Loan Agreement.

23. Joint and Several Obligations. Each Guarantor acknowledges that (i) this Guaranty is a master Guaranty pursuant to which other Subsidiaries of Borrower now or hereafter may become parties, and (ii) the guaranty obligations of each of the Guarantors hereunder are joint and several.

24. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR AND EACH GUARANTEED PARTY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY. THIS GUARANTY (INCLUDING ANY SUPPLEMENTAL GUARANTY OR OTHER AGREEMENT BY WHICH A PERSON BECOMES A GUARANTOR), AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

Execution Version

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Blank.

Signature(s) Page to Follow.

Execution Version

IN WITNESS WHEREOF, each of the Guarantors have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

PATTERSON PETROLEUM LLC
PATTERSON-UTI DRILLING COMPANY LLC
PATTERSON-UTI MANAGEMENT SERVICES, LLC
UNIVERSAL WELL SERVICES, INC.
UNIVERSAL PRESSURE PUMPING, INC.

Each by:	/s/ John E. Vollmer III
John E. Vollmer III
Senior Vice President—Corporate
Development, Chief Financial Officer and Treasurer

Continuing Guaranty

Patterson-UTI Energy, Inc.

Execution Version

SCHEDULE 1

INITIAL GUARANTORS

Patterson Petroleum LLC

Patterson-UTI Drilling Company LLC

Patterson-UTI Management Services, LLC

Universal Well Services, Inc.

Universal Pressure Pumping, Inc.

Schedule 1 to Continuing Guaranty

EXHIBIT A

COUNTERPART TO CONTINUING GUARANTY

In witness whereof, the undersigned Additional Guarantor has caused this Counterpart to Continuing Guaranty to be duly executed and delivered by its duly authorized officer as of             , 20    .

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Exhibit A to Continuing Guaranty